EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122746 on Form S-8, Registration Statement No. 333-122742 on Form S-3, and Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of RGC Resources, Inc. of our report dated December 16, 2009 appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2009.

/s/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

319 McClanahan Street, S.W.

Roanoke, Virginia

December 16, 2009